                                                                   Exhibit 4.5.2

                                 OWENS CORNING,

                              THE BANK OF NEW YORK

                                       AND

                            THE CHASE MANHATTAN BANK


                           FORM OF PLEDGE AGREEMENT


                          Dated as of _______ __, 1997






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                                TABLE OF CONTENTS
                                -----------------


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                                                                                           ----

         Section 1.      Definitions........................................................  2

         Section 2.      Pledge; Control and Perfection.....................................  7

         Section 2.1.    The Pledge.........................................................  7

         Section 2.2.    Control and Perfection.............................................  9

         Section 3.      Distributions on Pledged Collateral................................ 10

         Section 4.      Substitution, Release, Repledge and
                         Settlement of Preferred Securities................................. 12

         Section 4.1.    Substitution of Preferred Securities
                         and the Establishment of Growth
                         PRIDES............................................................. 12

         Section 4.2.    Pledge of Preferred Securities and
                         Re-establishment of Income PRIDES.................................. 12

         Section 4.3.    Termination Event.................................................. 13

         Section 4.4.    Cash Settlement.................................................... 14

         Section 4.5.    Early Settlement................................................... 15

         Section 4.6.    Application of Proceeds Settlement ................................ 15

         Section 5.      Voting Rights -- Preferred
                         Securities......................................................... 16

         Section 6.      Rights and Remedies; Investment
                         Company Event...................................................... 17

         Section 6.1.    Rights and Remedies of the Collateral
                         Agent.............................................................. 17

         Section 6.2.    Investment Company Event, etc...................................... 18

         Section 7.      Representation and Warranties;
                         Covenants.......................................................... 19

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
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
         Section 7.1.    Representations and Warranties..................................... 19

         Section 7.2.    Covenants.......................................................... 20

         Section 8.      The Collateral Agent............................................... 20

         Section 8.1.    Appointment, Powers and Immunities................................. 21

         Section 8.2.    Instructions of the Company........................................ 22

         Section 8.3.    Reliance by Collateral Agent....................................... 22

         Section 8.4.    Rights in Other Capacities......................................... 22

         Section 8.5.    Non-Reliance on Collateral Agent................................... 23

         Section 8.6.    Compensation and Indemnity......................................... 23

         Section 8.7.    Failure to Act..................................................... 24

         Section 8.8.    Resignation of Collateral Agent.................................... 24

         Section 8.9.    Right to Appoint Agent or Advisor.................................. 25

         Section 8.10.   Survival........................................................... 25

         Section 8.11.   Indemnity.......................................................... 26

         Section 9.      Amendment.......................................................... 26

         Section 9.1.    Amendment Without Consent of Holders............................... 26

         Section 9.2.    Amendment with Consent of Holders.................................. 27

         Section 9.3.    Execution of Amendments............................................ 27

         Section 9.4.    Effect of Amendments............................................... 28

         Section 9.5.    Reference to Amendments............................................ 28

         Section 10.     Miscellaneous...................................................... 28

         Section 10.1.   No Waiver.......................................................... 28

         Section 10.2.   Governing Law...................................................... 29


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
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
         Section 10.3.   Notices............................................................ 29

         Section 10.4.   Successors and Assigns............................................. 29

         Section 10.5.   Counterparts....................................................... 30

         Section 10.6.   Severability....................................................... 30

         Section 10.7.   Expenses, etc...................................................... 30

         Section 10.8.   Security Interest Absolute......................................... 31


EXHIBIT A                  INSTRUCTION TO COLLATERAL AGENT
EXHIBIT B                  INSTRUCTION TO PURCHASE CONTRACT AGENT

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of __________ __, 1997 (this "Agreement"), among Owens Corning, a Delaware corporation (the "Company"), The Chase Manhattan Bank, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") and in its capacity as a "securities intermediary" as defined in Section 8-102(a)(14) of Revised Article 8 (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

         The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to 6,900,000 FELINE PRIDES (the "Securities").

         Each Security, at issuance, consists of a unit (the "Income PRIDES") comprised of (a) one stock purchase contract (the "Purchase Contract") under which (i) the Holder will purchase from the Company on November 16, 2000, for an amount equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, and (ii) the Company will pay the Holder Contract Adjustment Payments, if any, and (b) beneficial ownership of a ____% Trust Originated Preferred Security (a "Preferred Security") issued by Owens Corning Capital II (the "Trust"), having a liquidation amount equal to $50 (the "Stated Amount") and maturing on _______ __, 2002, unless settled earlier.

         Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Preferred Securities and any Treasury Securities (as defined below) delivered in exchange therefor to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge the Preferred Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

         Accordingly, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

         Section 1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (c) the following terms have the meanings assigned to them in the Purchase Contract Agreement: (i) Act, (ii) Agent, (iii) Board Resolution, (iv) Cash Settlement, (v) Certificate, (vi) Collateral Settlement, (vii) Common Stock, (viii) Contract Adjustment Payments,
         (ix) Early Settlement, (x) Early Settlement Amount, (xi) Early Settlement Date, (xii) Debentures, (xiii) Opinion of Counsel, (xiv) Outstanding Securities, (xv) Purchase Contract, (xvi) Purchase Contract Settlement Date, (xvii) Purchase Price, (xviii) Repayment Price, (xix) Settlement Rate, (xx) Termination Event, and (xxi) Underwriting Agreement;

                  (d) the following terms have the meanings assigned to them in the Declaration: (i) Investment Company Event, (ii) Liquidation Distribution, (iii) Institutional Trustee, and (iv) Tax Event.


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         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

         "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

         "Code" has the meaning specified in Section 6.1 hereof.

         "Collateral" has the meaning specified in Section 2.1 hereof.

         "Collateral Account" means the trust account (number _____) maintained at The Chase Manhattan Bank in the name "The Bank of New York, as Purchase Contract Agent on behalf of the holders of certain securities of Owens Corning Capital II, Collateral Account subject to the security interest of The Chase Manhattan Bank, as Collateral Agent, for the benefit of Owens Corning, as pledgee" and any successor account.

         "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

         "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of _____ __, 1997, among the Company as sponsor, the trustees named therein

                                        3

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and the holders from time to time of undivided beneficial interests in the assets of the Trust.

         "Growth PRIDES" means a Purchase Contract with respect to which Treasury Securities have been substituted for Preferred Securities as collateral to secure the Holder's obligations under such Purchase Contract.

         "Holder" when used with respect to a Security, or a Purchase Contract constituting a part thereof, means The Depository Trust Company (or its nominee) as the registered holder of an Income PRIDES or a Growth PRIDES, as the case may be.

         "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Permitted Investments" means any one of the following which shall mature on the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US$ 200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government; (v) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services or at least equal to "P-1" by Moody's Investors Service, Inc.; and (vi) investments in

                                        4

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money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $200.0 million and at least 85.0% of whose assets consist of securities and other obligations of the types described in clauses (i) through (v) above.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" has the meaning specified in Section 2.1 hereof.

         "Pledged Preferred Securities" has the meaning specified in Section 2.1 hereof.

         "Pledged Treasury Securities" has the meaning specified in Section
2.1 hereof.

         "Preferred Securities" has the meaning specified in the Recitals.

         "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in ss. 8-102(a)(9) of Revised Article
8) and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral.

         "Purchase Contract" has the meaning specified in the Recitals.

         "Purchase Contract Agent" has the meaning specified in the first paragraph of this instrument.

         "Purchase Contract Agreement" has the meaning specified in the Recitals.

         "Revised Article 8" means the 1994 Official Text of Revised Article 8 of the Uniform Commercial Code, together with conforming and miscellaneous amendments to Articles 1, 3, 4, 5, 9 and 10, 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

         "Securities" has the meaning specified in the Recitals.

         "Securities Intermediary" has the meaning specified in the preamble to this Agreement.

         "Security Entitlement" has the meaning set forth in Section 8.102(a)(7) of Revised Article 8.

         "Stated Amount" has the meaning specified in the Recitals.

         "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

         "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

         (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appro-priate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

         (ii) in the case of Collateral consisting of securities maintained in book-entry form (other than Treasury Securities) by (A) causing such securities to be credited to a book-entry securities account of the recipient or an Intermediary and
                  (B) causing such Intermediary, if any, (i) to send to the recipient confirmation of the transfer of the relevant interest in such Collateral to the recipient and

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                    (ii) to identify by book-entry or otherwise such Collateral as subject to the relevant interest in favor of the recipient or such other method as may be effective under applicable law; and

         (iii) in the case of Treasury Securities in book-entry form, by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of Revised Article 8) to (i) credit a "securi-ties entitlement" (as defined in Section 8-102(a)(17) of Revised Article 8) with respect to such securities to a securities account maintained by or on behalf of the re-cipient; (ii) to issue a confirmation to the recipient with respect to such credit and (iii) to make appropriate notations in its books to reflect the security interest of the recipient in such Treasury Securities.

         "Treasury Security" means a zero-coupon U.S. Treasury Security maturing on November 15, 2000 (Cusip Number 912820 AY3) which are the principal strips of the 8.50% U.S. Treasury Securities which mature on November 15,
2000.

         "Trust" has the meaning specified in the Recitals.

         "Value" with respect to any item of Collateral on any date means, as to
(i) a Preferred Security, the Stated Amount, (ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity.

         Section 2.  PLEDGE; CONTROL AND PERFECTION.

         Section 2.1. THE PLEDGE. The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in (i) all of the right, title and interest of such Holders (a) in the Preferred Securities constituting a part of the securities and all Proceeds thereof (including any Proceeds from the repayment of the Preferred Securities by the Trust) and any

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Treasury Securities delivered in exchange for such Preferred Securities in accordance with Section 4 hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement (the "Collateral"); (b) in payments made by Holders pursuant to Section 4.4; (c) in the Collateral Account and all securities, financial assets and other property credited thereto and all security entitlements related thereto; (d) in any Debentures delivered to the Collateral Agent upon the occurrence of an Investment Company Event or a liquidation of the Trust as provided in Section 6.3 and (e) all proceeds of the foregoing. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Income PRIDES, shall cause the Preferred Securities comprising a part of the Income PRIDES to be delivered to the Collateral Agent for the benefit of the Company by physically delivering such securities to the Securities Intermediary endorsed in blank and causing the Securities Intermediary to credit the Collateral Account with such securities and send the Collateral Agent a confirmation of the deposit of such securities. In the event a Holder of Income PRIDES so elects, such Holder may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company in exchange for the release by the Collateral Agent on behalf of the Company of Preferred Securities to the Purchase Contract Agent on behalf of such Holder. Treasury Securities shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities has been credited to the Collateral Account. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations, the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction or Revised Article 8 as made applicable by the TRADES Regulations, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Preferred Securities or Treasury Securities subject to the Pledge, excluding any Preferred Securities or Treasury Securities released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as

"Pledged Preferred Securities" or the "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Preferred Securities or any other securities held in physical form in its name.

         Except as may be required in order to release Preferred Securities in connection with a Holder's election to convert its investment from an Income Pride to a Growth Pride, or except as otherwise required to release securities as specified herein, the Collateral Agent shall not relinquish physical possession of any certificate evidencing a Preferred Security prior to the termination of this Agreement. If it becomes necessary for the Collateral Agent to relinquish physical possession of a certificate in order to release a portion of the Preferred Securities evidenced thereby from the Pledge, the Collateral Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Preferred Securities remaining subject to the Pledge hereunder registered to it or indorsed in blank within fifteen days of the date it relinquished possession. The Collateral Agent shall promptly notify the Company of its failure to obtain possession of any such replacement certificate as required hereby.

         Section 2.2. CONTROL AND PERFECTION. In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in ss. 8-102(a)(8) of Revised Article 8) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Preferred Securities, the Treasury Securities and any security entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect to any thereof, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. In addition, to further protect and perfect the Pledge, the Securities Intermediary agrees that it will, until Revised Article 8 becomes effective in New York, at all times mark its books with respect to the Collateral Account to show that all securities credited thereto are subject to the Pledge in favor of the Collateral Agent for the benefit of the Company. The Collateral Agent shall be the Agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed by the Company.

         Section 3. DISTRIBUTIONS ON PLEDGED COLLATERAL. So long as the Purchase Contract Agent is the registered owner of the Pledged Preferred Securities it shall receive all payments thereon. If the Pledged Preferred Securities are reregistered, such that the Collateral Agent becomes the registered holder, all payments of the Stated Amount of, or cash distributions on, any Pledged Preferred Securities and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i) In the case of (A) cash distributions with respect to Pledged Preferred Securities and (B) any payments of the Stated Amount with respect to any Preferred Securities that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Securities, to the account designated by the Purchase Contract Agent for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

                  (ii) In the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to
         Section 4.3 hereof, to the Holders of the Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

                  (iii) In the case of payments of the Stated Amount of any Pledged Preferred Securities or the principal of any Pledged Treasury Securities, to the Company on the relevant Payment Date in accordance with the procedure set forth in Section 6.2(a) or 6.2(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the Stated Amount on account of any Preferred Security that, at the time of such payment, is a Pledged Preferred Security or a Holder of a Growth PRIDES shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obliga-tions of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of Stated Amount or principal so received.

         Section 4. SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF PREFERRED SECURITIES.

         Section 4.1. SUBSTITUTION OF PREFERRED SECURITIES AND THE ESTABLISHMENT OF GROWTH PRIDES. At any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Income PRIDES shall have the right to substitute Treasury Securities for the Pledged Preferred Securities securing such Holder's obligations under the Purchase Contract(s) comprising a part of its Income PRIDES in integral multiples of 20 Income PRIDES by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the Stated Amount of the Pledged Preferred Securities to be released and (b) delivering the related Income PRIDES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the Value of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Preferred Securities related to such Income PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A. Upon receipt of Treasury Securities from a Holder of Income PRIDES and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Preferred Securities and shall promptly Transfer such Preferred Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

         Section 4.2. PLEDGE OF PREFERRED SECURITIES AND REESTABLISHMENT OF INCOME PRIDES. At any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Growth PRIDES shall have the right to establish or reestablish Income PRIDES consisting of the Purchase Contracts and Preferred Securities in integral multiples of 20 Income PRIDES by (a) Transferring to the Collateral Agent Preferred Securities having a Value equal to the Stated Amount of the

Pledged Treasury Securities to be released and (b) delivering the related Growth PRIDES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred Preferred Securities to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Growth PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A. Upon receipt of the Preferred Securities from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Treasury Securities and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

         Section 4.3. TERMINATION EVENT. Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Preferred Securities and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Income PRIDES and the Growth PRIDES, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

         If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Preferred Securities or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the

Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Preferred Securities or of the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Preferred Securities or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

         Section 4.4. CASH SETTLEMENT. Upon receipt by the Collateral Agent of
(a) notice from the Purchase Contract Agent prior to the Purchase Contract Settlement Date, as provided in the Purchase Contract Agreement, that a Holder elects to effect a Cash Settlement with respect to some or all of such Holder's Purchase Contracts in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement and (b) payment by such Holder on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, of the Purchase Price of such Purchase Contracts by certified or cashiers check payable to or upon the order of the Company, or wire transfer in immediately available funds, then the Collateral Agent shall, upon the written direction of the Purchase Contract Agent, promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments that will mature on the Purchase Contract Settlement Date. Upon the receipt of the proceeds of any such investment, the Collateral Agent shall pay such funds to the Company on the Purchase Contract Settlement Date. After payment of the Purchase Price to the Company on the Purchase Contract Settlement Date, the Collateral Agent shall release from the Pledge and promptly Transfer to the Purchase Contract Agent Pledged Preferred Securities or Pledged Treasury Securities with a principal amount equal to the product of the Stated Amount and the number of Purchase Contracts as to which such Holder has elected to effect a Cash Settlement. The Collateral Agent shall distribute, when received, any funds in respect of the interest earned from any such investment to the Purchase Contract Agent, for payment to the relevant Holders.

         Section 4.5. EARLY SETTLEMENT. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Preferred Securities in the case of a holder of Income PRIDES or (b) Pledged Treasury Securities in the case of a holder of Growth PRIDES, as the case may be, with a principal amount equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Preferred Securities or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the Holders.

         Section 4.6. APPLICATION OF PROCEEDS SETTLEMENT. (a) In the event a Holder of Income PRIDES has not made an effective Cash Settlement or an Early Settlement of the Purchase Contract(s) underlying its Income PRIDES, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Preferred Securities. The Collateral Agent shall, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Income PRIDES, present the related Preferred Securities to the Institutional Trustee for repayment at the Repayment Price. The Collateral Agent shall, at the written direction of the Purchase Contract Agent, promptly invest any Cash received in respect of the repayment of the

Pledged Preferred Securities in overnight Permitted Investments. On the Purchase Contract Settlement Date, the Collateral Agent shall apply the proceeds of any such investment to pay to the Company an amount equal to the product of the Stated Amount and the number of Preferred Securities repaid by the Institutional Trustee at the Purchase Price. The Collateral Agent shall distribute any funds received in respect of the investment earnings from such investment when received to the Purchase Contract Agent for payment to the relevant Holders.

(b) In the event a holder of Growth PRIDES has not made an Early Settlement of the Purchase Contract(s) underlying its Growth PRIDES, such holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Treasury Securities. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, at the written direction of the Purchase Contract Agent, invest the Cash proceeds of the maturing Pledged Treasury Securities in overnight Permitted Investments. Without receiving any instruction from the Holder of Growth PRIDES, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date.

         In the event the sum of the Proceeds from the related Pledged Treasury Securities and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of the holder of the related Purchase Contracts.

         Section 5. VOTING RIGHTS -- PREFERRED SECURITIES. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Preferred Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Preferred Securities; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Preferred Securities, including notice of any meeting at which holders of Preferred Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of Preferred Securities, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Preferred Securities (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Preferred Securities.

         Section 6. RIGHTS AND REMEDIES; INVESTMENT COMPANY EVENT

         Section 6.1. RIGHTS AND REMEDIES OF THE COLLATERAL AGENT. (a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted), Revised Article 8 and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities is a part under the related Purchase Contracts, the Collateral Agent shall have and may exercise, with refer-ence to such Pledged Treasury Securities and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code, Revised Article 8 and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the Stated Amount of, or cash distributions on, the Pledged Preferred Securities, or (ii) the principal of the Pledged Treasury Securities, subject, in each case, to the provisions of
Section 3, and as otherwise granted herein.

         (d) The Purchase Contract Agent and each Holder of Securities, in the event such Holder becomes the holder of a Growth PRIDES, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

         Section 6.2. INVESTMENT COMPANY EVENT, ETC. Upon the occurrence of an Investment Company Event or a liquidation of the Trust, a principal amount of the Debentures constituting the assets of the Trust and underlying the Preferred Securities equal to the aggregated Stated Amount of the Pledged Preferred Securities shall be delivered to the Collateral Agent in exchange for the Pledged Preferred Securities. In the event the Collateral Agent receives such Debentures in respect of Pledged Preferred Securities upon the occurrence of an Investment Company Event or liquidation of the Trust, the Collateral Agent shall Transfer the Debentures to the Collateral Account in the manner specified herein for Pledged Preferred Securities to secure the obligations of the Hold-ers of Income PRIDES to purchase the Company's Common

Stock under the related Purchase Contracts. Thereafter, the Collateral Agent shall have such security interests, rights and obligations with respect to the Debentures as it had in respect of the Pledged Preferred Securities as provided in Articles II, III, IV, V and VI hereof.

         Section 7. REPRESENTATION AND WARRANTIES; COVENANTS.

         Section 7.1. REPRESENTATIONS AND WARRANTIES. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

                  (a) such Holder has the power to grant a security interest in and lien on the Collateral;

                  (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, calls, liabilities to pay money or other restrictions other than the security interest and lien granted under
                           Section 2 hereof;

                  (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

                  (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regula-tion applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

         Section 7.2. COVENANTS. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                  (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

                  (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

         Section 8. THE COLLATERAL AGENT. It is hereby agreed as follows:

         Section 8.1. APPOINTMENT, POWERS AND IMMUNITIES. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforce- ability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

         No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent and Securities Intermediary in its individual capacity hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

         Section 8.2. INSTRUCTIONS OF THE COMPANY. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; PROVIDED, HOWEVER, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this
Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         Section 8.3. RELIANCE BY COLLATERAL AGENT. Each of the Securities Intermediary and the Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent and the Securities Intermediary. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

         Section 8.4. RIGHTS IN OTHER CAPACITIES. The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of bank-ing, trust or other business with the Purchase Contract Agent and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; PROVIDED that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral.

         Section 8.5. NON-RELIANCE ON COLLATERAL AGENT. Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

         Section 8.6. COMPENSATION AND INDEMNITY. The Company agrees: (i) to pay the Collateral Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent for all services rendered by it hereunder and (ii) to indemnify the Collateral Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

         Section 8.7. FAILURE TO ACT. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto and/or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an inter- pleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         Section 8.8. RESIGNATION OF COLLATERAL AGENT. Subject to the appointment and acceptance of a successor Collateral Agent as provided below,
(a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (b) the Collateral Agent may be removed at any time by the Company and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract

Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         Section 8.9. RIGHT TO APPOINT AGENT OR ADVISOR. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

         Section 8.10. SURVIVAL. The provisions of this Section 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

         Section 8.11. INDEMNITY. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence on the part of the Collateral Agent or the Securities Intermediary.

         Section 9.  Amendment.
                     ----------

         Section 9.1. AMENDMENT WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company, the Collateral Agent and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent and the Purchase Contract Agent, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent; or

                  (4) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         Section 9.2. AMENDMENT WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than 66 2/3% of the Purchase Contracts at the time outstanding, by act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when authorized by a Board Resolution, the Purchase Contract Agent and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the amount or type of Collateral underlying a Security (except for the rights of holders of Income PRIDES to substitute the Treasury Securities for the Trust Preferred Securities or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities for the Treasury Securities), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (3) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment; or

                  (4) materially and adversely alter the rights of the holders of Preferred Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.3. EXECUTION OF AMENDMENTS. In executing any amendment permitted by this Section, the Collateral Agent and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

         Section 9.4. EFFECT OF AMENDMENTS. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

         Section 9.5. REFERENCE TO AMENDMENTS. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

         Section 10.  MISCELLANEOUS.

         Section 10.1. NO WAIVER. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         Section 10.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 10.3. NOTICES. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 10.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

         Section 10.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 10.6. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or en- forceability of such provision in any other jurisdiction.

         Section 10.7. EXPENSES, ETC. The Company agrees to reimburse the Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         Section 10.8. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  OWENS CORNING


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                  Address for Notices:

                                  Owens Corning
                                  Owens Corning World Headquarters
                                  Toledo, Ohio 45659

                                  Attention:  Chief Financial Officer
                                  Telecopy:




                                  The Bank of New York as Purchase
                                  Contract Agent and as
                                  attorney-in-fact of the Holders from
                                  time to time of the Securities


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                  Address for Notices:

                                  The Bank of New York
                                  101 Barclay Street, 12E
                                  New York, New York 10286

                                  Attention:
                                  Telecopy:

                                  The Chase Manhattan Bank
                                  as Collateral Agent and as
                                  Securities Intermediary


                                  By:
                                     ----------------------------------
                                      Name: L. O'Brien
                                      Title:  Senior Trust Officer

                                  Address for Notices:

                                  The Chase Manhattan Bank
                                  450 West 33rd Street
                                  15th Floor
                                  New York, New York 10001

                                  Attention:  Corporate Trust Admin-
                                              istration Department
                                  Telecopy:  (212) 946-8159

                                                                       EXHIBIT A

INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York  10001
Attention: Corporate Trust
                   Administration Department

                  Re: FELINE PRIDES of Owens Corning (the "Compa-ny"), and Owens Corning Capital II

                  We hereby notify you in accordance with Section 4.1 of the Pledge Agreement, dated as of ______ __, 1997, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Income PRIDES] [Growth PRIDES] from time to time, that the holder of securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities] [$_______Stated Amount of Preferred Securities] in exchange for an equal Value of [Pledged Preferred Securities] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Preferred Securities] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Preferred Securities], to release the Preferred Securities] [Treasury Securities] related to such [Income PRIDES] [Growth PRIDES] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:                                       THE BANK OF NEW YORK
     --------------

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Preferred Securities] for the [Pledged Preferred Securities] [Pledged Treasury Securities]:

---------------------------                  -------------------------
          Name                               Social Security or other
                                             Taxpayer Identification
                                             Number, if any
---------------------------
        Address

---------------------------

---------------------------

                                                                       EXHIBIT B

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

The Bank of New York
101 Barclay Street, 12E
New York, NY  10286
Attention:

                  Re: FELINE PRIDES of Owens Corning (the "Compa-ny"), and Owens Corning Capital II

                  The undersigned Holder hereby notifies you that it has delivered to The Chase Manhattan Bank, as Collateral Agent, $_______ aggregate principal amount of [Treasury Securities] [Preferred Securities] in exchange for an equal Value of [Pledged Preferred Securities] [Pledged Treasury Securities] held by the Collateral Agent (the "Pledge Agreement"), in accordance with
Section 4.1 of the Pledge Agreement, dated ________ __, 1997, between you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Preferred Securities] [Pledged Treasury Securities] related to such [Income PRIDES] [Growth PRIDES]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Dated:
      --------------                                 --------------------------
                                                     Signature


Please print name and address of Registered Holder:

---------------------------                  -------------------------
          Name                               Social Security or other
                                             Taxpayer Identification
                                             Number, if any
---------------------------
        Address

---------------------------

---------------------------


                                       B-1